UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 13, 2014

Chicago Rivet & Machine Co.
(Exact Name of Registrant as Specified in Charter)

Illinois
(State or Other Jurisdiction of Incorporation)

000-01227	36-0904920
(Commission File Number)	(IRS Employer Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (630) 357-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 13, 2014.  At the meeting, (1) the eight nominees named in the Company’s proxy statement dated March 28, 2014 were elected to serve for a term ending at the Annual Meeting in 2015 and (2) the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for 2014 was ratified.

The voting results for each matter are set forth below:

Election of Directors:
	Votes For	Votes Withheld	Broker Non-Votes

Michael J. Bourg	567,296	15,435	331,972
Edward L. Chott	582,451	5,893	331,972
Kent H. Cooney	583,825	5,023	331,972
William T. Divane, Jr.	571,175	14,290	331,972
George P. Lynch	582,463	5,876	331,972
John A. Morrissey	589,312	2,814	331,972
Walter W. Morrissey	572,071	13,568	331,972
John L. Showel	584,807	4,410	331,972

Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes

902,461	3,235	7,791	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

/s/ Michael J. Bourg
Date: May 14, 2014	Michael J. Bourg
President and Treasurer